Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 15, 2014 (this “Amendment”), is entered into among ALBEMARLE CORPORATION, a Virginia corporation (the “Company”), ALBEMARLE GLOBAL FINANCE COMPANY SCA, a Belgian partnership limited by shares (“société en commandite par actions” – “commanditaire vennootschap op aandelen”) (the “Belgian Borrower” and together with the Company, collectively, the “Borrowers”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 7, 2014 (the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments.

(a) Section 1.01.

(i) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Consolidated EBITDA” means, for any period, for the Consolidated Group, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Consolidated Group for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) non-cash expenses for such period (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash payments in any future period), (v) non-cash goodwill impairment charges and (vi) any non-cash loss attributable to the mark-to-market adjustments in the valuation of pension liabilities (to the extent the cash impact resulting from such loss has not been realized) in accordance with Accounting Standards Codification 715 (ASC 715) plus (c) with respect to the Rockwood Acquisition, cost synergies (net of continued associated expenses) related to operational changes, restructurings, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives relating to the Rockwood Acquisition that, as of the date of calculation with respect to such period, are reasonably anticipated by the Company in good faith to be realized within 12 months following the Rockwood Acquisition; provided that (i) such cost synergies are calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act of 1933, (ii) the aggregate amount of such adjustments under this clause (c) taken into account in determining Consolidated EBITDA for any period of determination shall not exceed an aggregate amount equal to 5% of Consolidated EBITDA for such period (determined without giving effect to this clause (c)) and (iii) to the extent such cost synergies are no longer reasonably expected by the Company to be realized within 12 months following the Rockwood Acquisition, then such cost synergies shall not be included in the definition of “Consolidated EBITDA”, minus (d) to the extent included in calculating such Consolidated Net Income, (i) non-cash income during such period (excluding any non-cash income to the extent that it represents cash receipts in any future period) and (ii) any non-cash gains attributable to the mark-to-market adjustments in the valuation of pension liabilities in accordance with Accounting Standards Codification 715 (ASC 715), all as determined in accordance with GAAP.

“Consolidated Funded Debt” means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, solely for the purposes of determining Consolidated Funded Debt at any time on or prior to the consummation of the

Rockwood Acquisition, “Consolidated Funded Debt” shall exclude the Senior Specified Notes (and any guarantees thereof) to the extent such notes include a “special mandatory redemption” provision (or other similar provision) requiring the Company (within a reasonable period of time following the occurrence of an event set forth in clause (a) or (b)) to redeem the Specified Senior Notes if (a) the Rockwood Acquisition is not consummated on or prior to May 15, 2015 or (b) the Rockwood Acquisition Agreement terminates in accordance with its terms. For avoidance of doubt, the exclusion in the immediately preceding sentence shall not apply after consummation of the Rockwood Acquisition.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan:

(i) in the case of Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent in consultation with the Company, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) in the case of Eurocurrency Rate Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent in consultation with the Company, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(iii) in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency (other than those specified above), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved pursuant to Section 1.09; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate , at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits for a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in consultation with the Company in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Loan Documents” means this Agreement, each Note, each Designated Borrower Request and Assumption Agreement, each Issuer Document, the Administrative Agent Fee Letter, the Subsidiary Guaranty and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16.

(ii) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Guarantors” means, collectively, each Subsidiary of the Company that is party to the Subsidiary Guaranty.

“Pigments Business Disposition Agreement” means the Stock Purchase Agreement, dated as of September 17, 2013, by and between Rockwood Specialties Group, Inc. and Huntsman International LLC.

“Rockwood” means Rockwood Holdings, Inc., a Delaware corporation.

“Rockwood Acquisition” means the acquisition of all of the outstanding capital stock of Rockwood pursuant to the Rockwood Acquisition Agreement.

“Rockwood Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 15, 2014, by and among the Company, Rockwood and Albemarle Holdings Corporation, a Delaware corporation.

“Rockwood Funding Date” means the date on which the conditions precedent in Section 5.03 are satisfied.

“Rockwood Notes” means the 4.625% senior notes due October 15, 2020 issued by Rockwood Specialties Group, Inc. pursuant to that certain First Supplemental Indenture, dated as of September 25, 2012, to the Indenture, dated as of September 25, 2012, among Rockwood Specialties Group, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Specified Senior Notes” mean the senior unsecured notes issued and sold by the Company or any of its Subsidiaries in connection with the Rockwood Acquisition.

“Subsidiary Guaranty” means the guaranty agreement substantially in the form of Exhibit I hereto made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations.

(iii) The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Pricing Level	Debt Rating S&P/Moody’s	Applicable Rate for Eurocurrency Rate Loans	Applicable Rate for Base Rate Loans	Letter of Credit Fee	Facility Fee
1	BBB+/Baa1 or better	1.000%	0.000%	1.000%	0.125%
2	BBB/Baa2	1.100%	0.100%	1.100%	0.150%
3	BBB-/Baa3	1.300%	0.300%	1.300%	0.200%
4	BB+/Ba1	1.500%	0.500%	1.500%	0.250%
5	worse than BB+/Ba1 or unrated	1.700%	0.700%	1.700%	0.300%

(b) Section 3.03. Section 3.03 of the Credit Agreement is hereby amended to read as follows:

3.03 Inability to Determine Rates.

If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) the Administrative Agent determines that (A) deposits in the Applicable Currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for the Interest Period with respect to a Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify the Company and all Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the Applicable Currency shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing, conversion or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

(c) Section 5.03. A new Section 5.03 is hereby added to the Credit Agreement immediately following Section 5.02 to read as follows:

5.03 Conditions to Rockwood Acquisition Funding.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the obligation of each Lender to honor a Request for Credit Extension for up to $100,000,000 for purposes of consummating the Rockwood Acquisition is subject to only the following conditions precedent and no other conditions precedent:

(a) The representations and warranties made by or on behalf of Rockwood in the Rockwood Acquisition Agreement and which are material to the interests of the Lenders (in their capacities as such) shall be true and correct in all material respects (or, with respect to representations already qualified by concepts of materiality, in all respects) as of the Rockwood Funding Date, but only to the extent that the Company or any of its Affiliates has the right to terminate its obligations under the Rockwood Acquisition Agreement or to decline to consummate the Rockwood Acquisition as a result of a breach of such representations and warranties in the Rockwood Acquisition Agreement.

(b) Each of the representations and warranties set forth in the following Sections shall be true and correct in all material respects (or, with respect to representations already qualified by concepts of materiality, in all respects) at the time of and after giving effect to the Credit Extensions hereunder on the Rockwood Funding Date: Sections 6.01 (with respect to subclauses (a), (b)(ii) and (c) thereof), 6.02 (exclusive of subclause (b) thereof), 6.04, 6.13, 6.18 and 6.20.

(c) Since December 31, 2013, there has not been any event, change, conditions, occurrence or effect, that individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. “Company Material Adverse Effect” means an event, change, condition, occurrence or effect that has had a material adverse effect on the assets, business, financial condition or results of operations of Rockwood and the Company Subsidiaries (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof), taken as a whole, provided, however, that no events, changes, conditions, occurrences or effects arising out of or relating to any of the following, either alone or in combination, shall constitute or be taken into account in determining a Company Material Adverse Effect: (i) any change generally affecting regulatory or political conditions in the United States, the European Union or in any other country; (ii) any change generally affecting economic conditions in the United States, the European Union or in any other country; (iii) any change generally affecting the capital or financial markets, including changes in interest or exchange rates, in the United States, the European Union or in any other country; (iv) any change generally affecting the industries, markets or geographical areas in which Rockwood or any Company Subsidiary operates; (v) any hurricane, flood, earthquake or other natural disaster; (vi) any military action, civil disturbance (other than in connection with any labor dispute), acts of war (whether or not declared) or terrorism, or any outbreak, escalation or worsening of any of the foregoing; (vii) any change or proposed change in

GAAP (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof) or the interpretation thereof; (viii) any change or proposed change in applicable Law (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof) or the interpretation thereof; (ix) any change in the price or availability of any raw material or commodity used or sold by Rockwood or any Company Subsidiary; (x) the negotiation, execution, delivery, pendency or performance of the Rockwood Acquisition Agreement or the consummation of the transactions contemplated thereby, or any public disclosure relating to any of the foregoing, or the impact of any of the foregoing on relationships, contractual or otherwise, with customers, suppliers, lenders, employees, unions, licensors, joint venture partners or other Persons (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof) with business relationships with Rockwood or any Company Subsidiary or any action or inaction by a Governmental Entity (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof) or any Proceeding (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof) or dispute brought or threatened arising out of or relating to the matters in this clause (x); (xi) the pendency or performance of the Pigments Business Disposition Agreement (including any amendment or waiver thereof, consent thereunder or termination thereof in compliance with the Rockwood Acquisition Agreement) or the consummation of the transactions contemplated thereby (including the taking of any action or failure to take any action contemplated by the Pigments Business Disposition Agreement, to facilitate the consummation thereof) or any post-closing indemnity or other liability or obligation arising out of or relating to such agreement (it being understood that any event, change, condition, occurrence or effect underlying any such post-closing indemnity may be taken into account in determining a Company Material Adverse Effect), or any public disclosure relating to any of the foregoing, or the impact of any of the foregoing on relationships, contractual or otherwise, with customers, suppliers, lenders, employees, unions, joint venture partners or other Persons with business relationships with Rockwood or any Company Subsidiary, or any action or inaction by a Governmental Entity or any Proceeding or dispute brought or threatened arising out of or relating to the matters in this clause (xi) (it being understood that any event, change, condition, occurrence or effect underlying any such Proceeding that is brought after the consummation of the transactions contemplated by the Pigments Business Disposition Agreement may be taken into account in determining a Company Material Adverse Effect); (xii) any action taken at the Borrower’s request; (xiii) any decline in the credit rating, market price or trading volume of any Securities (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof) or Indebtedness (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof) of Rockwood or any Company Subsidiary or any failure of Rockwood or any Company Subsidiary to achieve any internal or public earnings or other financial projections or forecasts (it being understood that any event, change, condition, occurrence or effect underlying such decline or failure (other than any event, change, condition, occurrence or effect relating to matters in clauses (i) through (xii) and (xiv))

may be taken into account in determining a Company Material Adverse Effect); or (xiv) any action taken by the Borrower or its Affiliates (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof) (including any disclosure regarding the Borrower’s plans with respect to the conduct of the business of Rockwood following the Effective Time (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof)); except in the case of clauses (ii), (iii) and (vii), to the extent that Rockwood and its Subsidiaries (as defined in the Rockwood Acquisition Agreement as in effect on the date hereof), taken as a whole, are disproportionately adversely affected thereby in any material respect as compared to other participants in the industries in which Rockwood and its Subsidiaries operate.

(d) Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 5.03(a), 5.03(b) and 5.03(f) have been satisfied, (B) the current Debt Ratings and (C) that attached thereto is a true, complete and correct copy of the Rockwood Acquisition Agreement as of the Rockwood Funding Date.

(e) Receipt by the Administrative Agent of a Solvency Certificate in the form of Exhibit J hereto.

(f) The Rockwood Acquisition shall have been, or shall concurrently with the funding of Loans on the Rockwood Funding Date be, consummated in accordance with the terms of the Rockwood Acquisition Agreement, without giving effect to any amendment, modification, waiver or consent thereunder that is materially adverse to the interests of the Lenders (in their capacities as such) unless such amendment, modification, waiver or consent is approved by MLPFS (which approval shall not be unreasonably withheld, delayed or conditioned); provided, that (i) any increase in the purchase price shall not be deemed to be materially adverse to the Lenders so long as such increase is not funded with the incurrence or assumption of additional Indebtedness, (ii) any decrease in purchase price by 10% or more shall be deemed to be materially adverse to the Lenders and (iii) any change to the definition of “Company Material Adverse Effect” (as defined in the Rockwood Acquisition Agreement) shall be deemed to be materially adverse to the Lenders.

(g) Receipt by the Administrative Agent of a Committed Loan Notice duly completed by a Responsible Officer of the Company.

(h) The Company shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Rockwood Funding Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

The Committed Loan Notice delivered to the Administrative Agent pursuant to Section 5.03(g) shall be deemed to be a representation and warranty that the representations and warranties of the Borrower contained in Article VI are true and correct in all material respects on and as of the Rockwood Funding Date; provided, however, that the only representations and warranties the accuracy of which shall be a condition precedent to the funding of up to $100,000,000 in Loans hereunder are the representations and warranties provided pursuant to Section 5.03(b).

(d) Section 6.14. The following proviso is hereby added at the end of Section 6.14 of the Credit Agreement to read as follows:

provided, further, that with respect to the financial statements provided pursuant to Section 7.02(e), this representation is made to the best knowledge of the Company.

(e) Section 6.20. Section 6.20 of the Credit Agreement is hereby amended to read as follows:

6.20 OFAC; Anti-Corruption Laws.

(a) None of the Borrowers, nor any of their Subsidiaries, nor, to the knowledge of the Borrowers and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

(b) The Borrowers and their Subsidiaries have conducted their business in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(f) Section 7.02. Section 7.02 of the Credit Agreement is hereby amended such that clause (e) is renumbered as clause (f) and a new clause (e) is hereby added to Section 7.02 immediately before clause (f) to read as follows:

(e) promptly after the same are available on the applicable SEC website, until such time as the Rockwood Acquisition is consummated, copies of (i) the audited consolidated balance sheets of Rockwood and its Subsidiaries as of the end of, and related statements of income and cash flows of Rockwood and its Subsidiaries for, the fiscal year ending after December 31, 2013 and at least ninety (90) days prior to the Rockwood Funding Date and (ii) the unaudited consolidated balance sheet of Rockwood and its Subsidiaries as of the end of, and related statements of income and cash flows of Rockwood and its Subsidiaries, for each fiscal quarter ending after December 31, 2013 and at least forty-five (45) days prior to the Rockwood Funding Date, prepared in accordance with GAAP except for the absence of footnotes and for normal year-end audit adjustments; and

(g) Section 7.12. A new Section 7.12 is hereby added to the Credit Agreement immediately following Section 7.11 to read as follows:

7.12 Subsidiary Guaranty.

Upon the earlier of (i) seventy days following the guarantee by the Company or any of its Subsidiaries (excluding Rockwood and its Subsidiaries) of the Rockwood Notes and (ii) the guarantee by the Company or any of its Subsidiaries of any Specified Senior Notes, cause such Subsidiaries as are guarantors or obligors with respect to either of the Rockwood Notes or any Specified Senior Notes to execute and deliver the Subsidiary Guaranty, and deliver to the Administrative Agent documentation of the types described in Sections 5.01(a)(iii) through 5.01(a)(vi), each in form and substance reasonably satisfactory to the Administrative Agent; provided, that, at such time when neither the Company nor any Subsidiary is an obligor or guarantor of the Rockwood Notes or any Specified Senior Notes, the Subsidiary Guaranty provided pursuant to this Section 7.12 shall be released.

(h) Section 8.01. Section 8.01(n) of the Credit Agreement is hereby amended to read as follows:

(n) Liens on the property and assets of any Person to the extent such Liens are existing at the time such Person becomes a member of the Consolidated Group, and any renewals, extensions or replacements thereof so long as the scope of the property covered thereby is not increased, provided such Liens are not created in contemplation thereof and do not extend to any property or assets of any other member of the Consolidated Group;

(i) Section 8.02. Section 8.02 of the Credit Agreement is hereby amended to add a new clause (e) immediately following clause (d) to read as follows:

(e) The Company may consummate the Rockwood Acquisition.

(j) Section 8.06. Section 8.06 of the Credit Agreement is hereby amended to read as follows:

8.06 Financial Covenant.

Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.5:1.00; provided that, if the Rockwood Acquisition has been consummated, the Company shall not permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company set forth below to be greater than the ratio corresponding to such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
the fiscal quarter in which the Rockwood Acquisition is consummated (the “Initial Quarter”):	4.5:1.00
the first, second and third fiscal quarters ending after the Initial Quarter:	4.5:1.00
the fourth fiscal quarter ending after the Initial Quarter:	4.25:1.00
the fifth fiscal quarter ending after the Initial Quarter:	4.0:1.00
the sixth fiscal quarter ending after the Initial Quarter:	3.75:1.00
the seventh fiscal quarter after the Initial Quarter (the “Final Quarter”):	3.5:1.00
each fiscal quarter ending after the Final Quarter:	3.5:1.00

(k) Section 8.07. Section 8.07(c) of the Credit Agreement is hereby amended to read as follows:

(c) Indebtedness of any Person to the extent such Indebtedness is existing at the time such Person becomes a member of the Consolidated Group and, any refinancings, replacements or extensions thereof so long as the amount of such Indebtedness, plus any accrued and unpaid interest, plus any reasonable penalty, premium or defeasance costs and reasonable fees and expenses incurred in connection with such refinancings, replacements or extensions, is not increased at the time of such refinancing, replacement or extension, provided such (i) Indebtedness is not created in contemplation thereof and (ii) the scope of obligors liable for such Indebtedness is not increased; provided that this subclause (ii) shall not exclude the Rockwood Notes so long as the Company is in compliance with Section 7.12;

(l) Section 8.09. A new Section 8.09 is hereby added to the Credit Agreement immediately following Section 8.08 to read as follows:

8.09 Anti-Corruption Laws.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar legislation in other jurisdictions.

(m) Exhibits A, I and J. Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto. New Exhibits I and J are hereby added to the Credit Agreement in the form of Exhibits I and J attached hereto.

2. Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of date hereof when all of the conditions set forth in this Section 2 shall have been satisfied.

(a) Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Administrative Agent and the Required Lenders.

(b) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of legal counsel to the Borrowers, addressed to the Administrative Agent and each Lender, dated as of the date hereof, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Organization Documents, Resolutions, Etc. The Administrative Agent shall have received a certificate of a Responsible Officer of each Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel, (i) certifying that the Organization Documents of such Borrower delivered on the Closing Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof, or, if such Organization Documents have been amended, supplemented or otherwise modified, attaching certified copies of the Organization Documents and (ii) attaching resolutions of such Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing the execution and delivery of this Amendment and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof.

(d) Lender/Arranger Fees. The Company shall have paid (i) to the Administrative Agent, for the account of each Lender, all agreed upfront fees due and payable to such Persons on the date hereof and (ii) to the Administrative Agent and MLPFS, all fees due and payable to such Persons on the date hereof.

Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the effectiveness of this Amendment specifying its objection thereto.

3. Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable documented fees and expenses of Moore & Van Allen PLLC.

4. Ratification. Each Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

5. Authority/Enforceability. Each Borrower represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Amendment.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

6. Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no Default exists.

7. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	ALBEMARLE CORPORATION,
a Virginia corporation

By:
Name:
Title:

BELGIAN BORROWER:	ALBEMARLE GLOBAL FINANCE COMPANY SCA

By: ALBEMARLE EUROPE SPRL,
as unlimited partner

By:
Name:
Title:

ALBEMARLE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

BNP PARIBAS,
as a Lender

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:
Name:
Title:

ALBEMARLE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, N.A.,
as a Lender

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

THE NORTHERN TRUST COMPANY, as a Lender

By:
Name:
Title:

ALBEMARLE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

WHITNEY BANK,
as a Lender

By:
Name:
Title:

ALBEMARLE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

Exhibit A

FORM OF COMMITTED LOAN NOTICE

Date:             , 20

To:	Bank of America, N.A., as Administrative Agent

Re:	Credit Agreement dated as of February 7, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Albemarle Corporation, a Virginia corporation (the “Company”), Albemarle Global Finance Company SCA, a Belgium partnership limited by shares (“société en commandite par actions”–“commanditaire vennootschap op aandelen”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

☐	A Borrowing of Committed Loans

☐	A conversion or continuation of Committed Loans

On                     ,          (a Business Day).

Applicable Currency:                     .

In the amount of $        .1

Comprised of                      (Type of Committed Loan requested).

For Eurocurrency Rate Loans: with an Interest Period of                      months.

Applicable Borrower:                     .

With respect to any Borrowing requested herein, the undersigned hereby represents and warrants that (i) such request complies with the requirements of Section 2.01(a) of the Credit Agreement and (ii) each of the conditions set forth in Section 5.022 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.

[1]	Except as provided in Sections 2.03(c) and 2.04(c) of the Credit Agreement, each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.
[2]	The reference to 5.02 should be changed to 5.03 in the case of a Committed Borrowing pursuant to Section 5.03 of the Credit Agreement.

[APPLICABLE BORROWER]

By:
Name:
Title:

Exhibit I

FORM OF SUBSIDIARY GUARANTY

See attached.

Exhibit J

FORM OF SOLVENCY CERTIFICATE

[            ], [        ]

The undersigned, [                    ], the [                    ] of Albemarle Corporation (the “Parent”), is familiar with the properties, businesses, assets and liabilities of the Parent and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of the Parent.

This Solvency Certificate is delivered pursuant to Section 5.03(e) of the Credit Agreement dated as of February 7, 2014 (the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among Parent, the other borrowers party thereto, each lender from time to time party thereto (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent thereunder (in such capacity, the “Administrative Agent”).

As used herein, “Company” means Parent and its subsidiaries on a consolidated basis.

1. I, [                    ], hereby certify that I am the [                    ] of the Parent and that I am knowledgeable of the financial and accounting matters of the Company, the Credit Agreement and the covenants and representations (financial or otherwise) contained therein and that, as such, I am authorized to execute and deliver this Solvency Certificate on behalf of the Parent.

2. The undersigned certifies, on behalf of the Parent and not in [his/her] individual capacity, that [he/she] has made such investigation and inquiries as to the financial condition of the Parent as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

3. The undersigned certifies, on behalf of the Parent and not in [his/her] individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by the Parent to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability reduced by the amount of any contribution or indemnity that can reasonably be expected to be received.

BASED ON THE FOREGOING, the undersigned certifies, on behalf of the Parent and not in [his/her] individual capacity, that, on the date hereof, before and after giving effect to the Rockwood Acquisition (and the Loans made or to be made and other obligations incurred or to be incurred on the Closing Date):

(a) the Company is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business;

(b) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond the Company’s ability to pay as such debts and liabilities mature in their ordinary course;

(c) the Company is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Company’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged or is to engage;

(d) the fair value of the assets of the Company is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Company; and

(e) the present fair saleable value of the assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in [his/her] capacity as [                    ] of the Parent and not in [his/her] individual capacity.

Name:

Title: